014-3070-9720/4/ASIA CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. DATED 2 March 2021 Among: GIMI MS CORPORATION AS BORROWER GOLAR LNG LIMITED AS A GUARANTOR GIMI HOLDING COMPANY LIMITED AS A SHAREHOLDER AND ING BANK N.V. AS FACILITY AGENT AND SECURITY TRUSTEE __________________________________________ SECOND SUPPLEMENTAL AGREEMENT TO SENIOR SECURED TERM LOAN FACILITY AGREEMENT for a $700,000,000 Term Loan Facility in respect of the conversion of one (1) LNG carrier into a floating liquefaction natural gas facility __________________________________________

i 014-3070-9720/4/ASIA CONTENTS 1. Definitions ................................................................................................................ 2 2. Agreement to EPC Contract FM Settlement ............................................................. 3 3. Amendments to Original Facility Agreement ............................................................ 3 4. Representations and Warranties .............................................................................. 5 5. Conditions................................................................................................................ 5 6. Confirmations .......................................................................................................... 6 7. Fees, Costs and Expenses ...................................................................................... 6 8. Miscellaneous and Notices ...................................................................................... 7 9. Applicable Law ........................................................................................................ 7 Schedule 1 Conditions Precedent to Effective Date ............................................................... 9 Schedule 2 Form of Effective Date Notice ........................................................................... 11

1 014-3070-9720/4/ASIA THIS SECOND SUPPLEMENTAL AGREEMENT (THIS "AGREEMENT") IS DATED 2 March 2021 AND MADE BETWEEN: (1) GIMI MS CORPORATION (the "Borrower"); (2) GOLAR LNG LIMITED, an exempted company limited by shares, existing under the laws of Bermuda and having its registered office at 2nd Floor, S.R. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda in its capacity as the Golar Payment Guarantor and the Golar Performance Guarantor ("GLNG"); (3) GIMI HOLDING COMPANY LIMITED, an exempted company limited by shares, existing under the laws of Bermuda and having its registered office at 2nd Floor, S.R. Pearman Building, 9 Par-la-Ville Road, Hamilton HM11, Bermuda in its capacity as the Original Golar Shareholder ("Gimi Holding"); (4) ING BANK N.V. as facility agent of the other Finance Parties (the "Facility Agent"); and (5) ING BANK N.V. as security trustee for the Finance Parties (the "Security Trustee"). WHEREAS: (A) This Agreement is supplemental to: i) a senior secured term loan facility agreement dated 24 October 2019 (the "Original Facility Agreement") made between, among others, the Borrower, the Facility Agent, the Security Trustee, ABN AMRO Bank N.V., Clifford Capital Pte. Ltd., ING Bank N.V. and Natixis as mandated lead arrangers and the financial institutions listed therein as original lenders, whereby the Lenders agreed to advance to the Borrower, upon the terms and conditions therein contained, a term loan of up to $700,000,000.00 for the purpose of enabling the Borrower to finance the construction of the Total Project Costs on the terms and conditions therein contained; and ii) a first supplemental agreement dated 19 January 2021 (the “First Supplemental Agreement”) made between the Borrower, the Facility Agent, the Security Trustee, GLNG and Gimi Holding, which supplements and amends the Original Facility Agreement upon the terms and conditions therein contained. (B) Further to a review by KOM of the KOM Financial Covenants, KOM has concluded that the KOM Financial Covenants do not comply with the KOM standard. (C) Pursuant to an amendment request letter from the Borrower and KOM dated 14 December 2020 (the “Request Letter”), the Borrower and KOM have requested that certain changes be made to the Original Facility Agreement (as amended by the First Supplemental Agreement) in respect of the KOM Financial Covenants. The Lenders have agreed to the requested changes to the Original Facility Agreement (as amended by the First Supplemental Agreement) pursuant to the Request Letter on the basis set out in this Agreement.

2 014-3070-9720/4/ASIA NOW IT IS HEREBY AGREED AS FOLLOWS: 1. DEFINITIONS 1.1 Defined expressions Words and expressions defined in the Original Facility Agreement (as amended by the First Supplemental Agreement) shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement. 1.2 Definitions In this Agreement, unless the context otherwise requires: "Consent Letter" means the consent letter dated on or about the date hereof in relation to this Agreement, executed by KOM (as the Keppel Payment Guarantor and the Keppel Performance Guarantor) and the Original Keppel Shareholder in favour of the Facility Agent and the Security Trustee. "Effective Date" means the date on which the Facility Agent (acting on the instructions of all of the Lenders) notifies the Borrower in writing substantially in the form set out in Schedule 2 (Form of Effective Date Notice) that the Facility Agent has received the documents and evidence specified in Clause 5.1 (Documents and evidence), Clause 5.2 (General conditions precedent) and Schedule 1 (Conditions Precedent to Effective Date) in a form and substance satisfactory to it. "Facility Agreement" means the Original Facility Agreement as amended by the First Supplemental Agreement and as further amended by this Agreement. "Parties" means the parties to this Agreement and "Party" means any of them. 1.3 References References in the Original Facility Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Original Facility Agreement as amended by the First Supplemental Agreement and as further amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Original Facility Agreement, shall be construed accordingly

3 014-3070-9720/4/ASIA 1.4 Construction The rules of interpretation contained in clause 1.2 (Construction) of the Original Facility Agreement (as amended by the First Supplemental Agreement) shall have effect as if set out in this Agreement. 1.5 Electronic signing The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management. 1.6 Contracts (Rights of Third Parties) Act 1999 Other than the Finance Parties, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement unless expressly provided to the contrary in this Agreement. Notwithstanding any term of this Agreement, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time. 1.7 Designation In accordance with the Original Facility Agreement (as amended by the First Supplemental Agreement), each of the Borrower and the Facility Agent designates each of this Agreement and the Consent Letter as a Finance Document. 2. AGREEMENT TO EPC CONTRACT FM SETTLEMENT The Facility Agent (acting on the instructions of the Majority Lenders) confirms that the Majority Lenders approved the commercial resolution to the matters arising from FM Events pursuant to the Main Building Contract by relevant FM resolution letters dated 20 January 2021 following such approval, for the purpose of clause 27.2(d)(i) of the Original Facility Agreement (as amended by the First Supplemental Agreement). 3. AMENDMENTS TO ORIGINAL FACILITY AGREEMENT 3.1 Amendments The Original Facility Agreement (as amended by the First Supplemental Agreement) shall, with effect on and from the Effective Date, be (and it is hereby) amended as follows:

4 014-3070-9720/4/ASIA 3.1.1 in clause 20.6(a) (KOM Financial Covenants) of the Original Facility Agreement the definition of “Equity (KOM)” shall be deleted and replaced with the following: “Equity (KOM)” means, in respect of the KOM Group, the aggregate of: (i) issued capital and reserves attributable to equity holders; (ii) non-controlling interests in the subsidiaries; and (iii) Perpetual Securities; 3.1.2 in clause 20.6(a) (KOM Financial Covenants) of the Original Facility Agreement, a new definition of “KOM Group” shall be inserted in alphabetical order as follows: “KOM Group” means KOM and any Subsidiary of KOM for the time being and any other entity required to be treated as a Subsidiary in KOM’s consolidated accounts in accordance with SFRS and/or any applicable law; 3.1.3 in clause 20.6(a) (KOM Financial Covenants) of the Original Facility Agreement the definition of “Net Debt (KOM)” shall be deleted and replaced with the following: “Net Debt (KOM)” means, in respect of the KOM Group, the aggregate of: (i) bank overdrafts; (ii) the principal amount of notes or bonds or debentures; (iii) liabilities as guarantor under notes or other liabilities in the nature of borrowings; and (iv) all other indebtedness of the KOM Group for borrowed moneys, including loans due to related parties and indebtedness within the KCL Group, for the avoidance of doubt, excluding any trade payables and lease liabilities (under IFRS) and after excluding any cash deposits made by any member of the KOM Group with financial institutions. 3.1.4 clause 20.6(c)(ii) (KOM Financial Covenants) of the Original Facility Agreement shall be deleted and replaced with the following: (ii) its Net Debt (KOM) to Equity (KOM) ratio is less than or equal to [*****] for the period from 31 December 2020 to 31 December 2022 and less than or equal to [*****] thereafter; and 3.1.5 clause 31.4 (Financial covenants) of the Original Facility Agreement shall be deleted and replaced with the following: 31.4 Financial covenants

5 014-3070-9720/4/ASIA (a) The Borrower or any other Obligor does not comply with Clause 20 (Financial covenants). (b) No Event of Default will occur pursuant to (a) above if, in respect of Clause 20.6 (KOM Financial Covenants), failure to comply is remedied within thirty (30) Business Days of the occurrence of such Event of Default. 3.2 Continued force and effect Save as amended by this Agreement, the provisions of the Original Facility Agreement (as amended by the First Supplemental Agreement) and the other Finance Documents shall continue in full force and effect. 4. REPRESENTATIONS AND WARRANTIES Repeating Representations The Repeating Representations (as defined in the Facility Agreement) shall be deemed to be made and repeated by the Borrower on (i) the date of this Agreement, and (ii) the Effective Date, as if made with reference to the facts and circumstances existing on such day, and references to "this Agreement" in the relevant Repeating Representations should be construed as references to this Agreement and to the Original Facility Agreement (as amended by the First Supplemental Agreement) and on the Effective Date, to the Facility Agreement. 5. CONDITIONS 5.1 Documents and evidence The occurrence of the Effective Date shall be subject to the receipt by the Facility Agent or its duly authorised representative of the documents and evidence specified in Schedule 1 (Conditions Precedent to Effective Date) in each case, in form and substance reasonably satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders). 5.2 General conditions precedent The occurrence of the Effective Date shall be further subject to: 5.2.1 the representations and warranties in Clause 4 (Representations and Warranties) being true and correct on the Effective Date; and 5.2.2 no Event of Default or Potential Event of Default being continuing at the time of the Effective Date. 5.3 Waiver of conditions precedent The conditions specified in this Clause 5 are inserted solely for the benefit of the Finance Parties and may be waived by the Facility Agent acting on the instructions of the Finance Parties in whole or in part with or without conditions.

6 014-3070-9720/4/ASIA 5.4 Replacement of LIBOR The Borrower agrees to include in the Project Budget Statement any additional interest expected to be payable as a result of the planned replacement of LIBOR, if and when such additional interest has been confirmed by one of the Lenders as selected by the Borrower and, if required by the Borrower, verified by an independent financial institution or body at the cost of the Borrower as being reasonably expected to become payable, to enable the LTA to assess whether any funding shortfall would arise from such additional interest sufficiently material to require an adjustment of the contingency level in the Project Budget Statement in order for the LTA to verify such Project Budget Statement as required for each drawdown. For the avoidance of doubt, nothing in this clause shall prejudice the provisions of clause 11.6 (Benchmark replacement) of the Facility Agreement. 6. CONFIRMATIONS 6.1 Guarantees GLNG confirms for the benefit of the Finance Parties its consent to the amendments to the Original Facility Agreement (as amended by the First Supplemental Agreement) contained in this Agreement and agrees that the guarantee and indemnity provided pursuant to each Guarantee to which it is a party, and its obligations thereunder, shall (a) remain and continue in full force and effect notwithstanding the amendments to the Original Facility Agreement (as amended by the First Supplemental Agreement) contained in this Agreement, and (b) extend to any new obligations assumed by the Borrower under the Finance Documents as a result of this Agreement (including, but not limited to, under the Facility Agreement). 6.2 Security Documents Each of the Borrower, GLNG and Gimi Holding confirms for the benefit of the Finance Parties that the Security Interests created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the amendments to the Original Facility Agreement (as amended by the First Supplemental Agreement) contained in this Agreement, and (b) continue to secure the Secured Obligations under the Finance Documents (including, but not limited to, under the Facility Agreement). 7. FEES, COSTS AND EXPENSES 7.1 Costs and expenses The Borrower agrees to pay on demand: 7.1.1 all reasonable and documented expenses (including external legal and out- of-pocket expenses and disbursements) incurred by the Facility Agent in connection with the evaluation, negotiation, preparation, execution and, where relevant, registration of this Agreement and of any amendment or extension of or the granting of any waiver or consent under this Agreement; and

7 014-3070-9720/4/ASIA 7.1.2 all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Finance Parties in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or otherwise in respect of the monies owing and obligations incurred under this Agreement. 7.2 Value Added Tax All expenses payable pursuant to this Clause 7 shall be paid together with Indirect Tax (if any) properly chargeable thereon. 7.3 Stamp and other duties The Borrower agrees to pay to the Facility Agent and the Security Trustee on demand all stamp, documentary, registration or other like duties or Taxes (including any duties or Taxes payable by the Facility Agent or the Security Trustee) imposed on or in connection with this Agreement and shall indemnify the Facility Agent and the Security Trustee against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes. 8. MISCELLANEOUS AND NOTICES 8.1 Notices The provisions of clause 44 (Notices) of the Original Facility Agreement (as amended by the First Supplemental Agreement) shall extend and apply to the giving or making of notices hereunder as if the same were expressly stated herein, mutatis mutandis. 8.2 Counterparts This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument. 8.3 Further assurance The provisions of clause 21.11 (Further assurance) of the Original Facility Agreement (as amended by the First Supplemental Agreement) shall extend and apply to this Agreement as if the same were expressly stated herein, mutatis mutandis. 9. APPLICABLE LAW 9.1 Law This Agreement and any non-contractual obligations connected with it are governed by and shall be construed in accordance with English law. 9.2 Arbitration The provisions of clause 53 (Arbitration) of the Original Facility Agreement (as amended by the First Supplemental Agreement) shall apply to this Agreement as if the same were expressly stated herein, mutatis mutandis.

8 014-3070-9720/4/ASIA This Agreement has been executed on the date stated at the beginning of this Agreement.

9 014-3070-9720/4/ASIA SCHEDULE 1 CONDITIONS PRECEDENT TO EFFECTIVE DATE 1. CORPORATE AUTHORISATION In relation to the Borrower, GLNG, KOM, Gimi Holding, and First FLNG: 1.1 Constitutional documents copies certified by an officer of that Obligor, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or an officers certificate confirming that there have been no changes or amendments to the Constitutional Documents certified copies of which were previously delivered to the Facility Agent pursuant to the Original Facility Agreement (as amended by the First Supplemental Agreement); 1.2 Resolutions a copy, certified by an officer of that Obligor to be a true copy, and as being in full force and effect and not amended or rescinded, of written resolutions of its board of directors or equivalent: 1.2.1 approving the terms of, and the transactions contemplated by, this Agreement; and 1.2.2 authorising a person or persons to sign and deliver on behalf of that Obligor or, as the case may be, authorising the sealing by that Obligor of this Agreement and any notices or other documents to be given pursuant hereto, together with originals or certified copies of any powers of attorney issued by any Obligor pursuant to such resolutions; and 1.3 Certificate of incumbency a certificate signed by an officer of each relevant Obligor certified to be true, complete and up to date of (i) the directors and officers of that Obligor specifying the names and positions of such persons, (ii) its issued share capital and shareholders, (iii) specimen signatures of those persons authorised to sign this Agreement on its behalf and (iv) a declaration of solvency. 2. CONSENTS A certificate signed by an officer of the Borrower and each other relevant Obligor confirming that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by this Agreement on behalf of that Obligor and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of the effecting of any registrations and filings, that arrangements satisfactory to the Facility Agent have been made for the effecting of the same within any applicable time limit).

10 014-3070-9720/4/ASIA 3. CONSENT LETTER A copy of the Consent Letter, duly executed by the parties thereto. 4. FEES Evidence that all documented legal fees of the Lender's legal advisers have been paid. 5. LEGAL OPINIONS Such legal opinions or confirmations as the Facility Agent shall in its reasonable discretion deem appropriate (or, where applicable, a written approval in principle (which can be given by email) by counsel to the Facility Agent of the arrangements contemplated by this Agreement and a confirmation that a formal legal opinion will follow promptly after the Effective Date). 6. OTHER DOCUMENTS AND EVIDENCE A copy of any other document, opinion or assurance which the Facility Agent (acting reasonably) considers to be necessary or desirable (if it has notified the Borrower accordingly prior to the date of this Agreement) in connection with the entry into and performance of the transactions contemplated by this Agreement or for the validity and enforceability of this Agreement.

11 014-3070-9720/4/ASIA SCHEDULE 2 FORM OF EFFECTIVE DATE NOTICE To: Gimi MS Corporation We, ING Bank N.V. in our capacity as Facility Agent, refer to the second supplemental agreement dated [●] 2021 (the "Second Supplemental Agreement") relating to a senior secured term loan facility agreement dated 24 October 2019 made between (among others) Gimi MS Corporation as the Borrower, the financial institutions listed in it as the Lenders, and ourselves as the Facility Agent in respect of a term loan of up to $700,000,000.00 (the “Original Facility Agreement”) as amended by a supplemental agreement dated 19 January 2021 and made between (among others) Gimi MS Corporation as the Borrower, and ourselves as the Facility Agent and Security Trustee (the “First Supplemental Agreement”) (the Original Facility Agreement as amended by the First Supplemental Agreement being the "Facility Agreement"). Terms defined in the Second Supplemental Agreement have the same meaning in this notice. We hereby confirm that all conditions precedent referred to in Schedule 1 (Conditions Precedent to Effective Date) of the Second Supplemental Agreement have been satisfied. For the purpose of the Second Supplemental Agreement, the Effective Date is the date of this notice and the amendment of the Facility Agreement in accordance with the terms of the Second Supplemental Agreement is now effective. Dated: 2021 Signed: ___________________________ For and on behalf of ING Bank N.V. (as Facility Agent)

12 014-3070-9720/4/ASIA SIGNATURES THE BORROWER EXECUTED for and on behalf of GIMI MS CORPORATION by: _/s/ Pernille Noraas Name: Pernille Noraas Title: Authorised Signatory GLNG EXECUTED for and on behalf of GOLAR LNG LIMITED by: _/s/ Pernille Noraas Name: Pernille Noraas Title: Authorised Signatory GIMI HOLDING EXECUTED for and on behalf of GIMI HOLDING COMPANY LIMITED by: _/s/ Pernille Noraas Name: Pernille Noraas Title: Authorised Signatory

13 014-3070-9720/4/ASIA THE FACILITY AGENT EXECUTED for and on behalf of ING BANK N.V. by: _/s/ Kenneth van Coblijn _/s/ M.S. Preuss Name: Kenneth van Coblijn Name: Martin Steffen Preuss Title: Title: THE SECURITY TRUSTEE EXECUTED for and on behalf of ING BANK N.V. by: _/s/ Kenneth van Coblijn _/s/ M.S. Preuss Name: Kenneth van Coblijn Name: Martin Steffen Preuss Title: Title: